As filed with the Securities and Exchange Commission on December 20, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO	POST EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration No. 333-105004	Form S-8 Registration No. 333-85656
POST EFFECTIVE AMENDMENT NO. 1 TO	POST EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration No. 333-100660	Form S-8 Registration No. 033-60785
POST EFFECTIVE AMENDMENT NO. 1 TO	POST EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration No. 333-36430	Form S-8 Registration No. 333-120877
POST EFFECTIVE AMENDMENT NO. 1 TO	POST EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration No. 333-130666	Form S-8 Registration No. 333-125087
POST EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration No. 333-123736

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDERTHE SECURITIES ACT OF 1933

LYONDELL CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1221 McKinney Street, Suite 700
Delaware	Houston, Texas 77010	95-4160558
(713) 652-7200
(State or other jurisdiction of	(Address, including zip code, and)	(I.R.S. Employer Identification No.)
incorporation or organization)	telephone number, including area code,
Of Registrant’s principal executive offices)

Lyondell Chemical Company Restricted Stock Plan for Non-Employee Directors
Lyondell Chemical Company 401(k) and Savings Plan
Lyondell Chemical Company Stock Option Plan for Non-Employee Directors
Millennium Chemicals Inc. Long Term Stock Incentive Plan
Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan
Millennium Chemicals Inc. Supplemental Savings and Investment Plan
Millennium Chemicals Inc. Salary and Bonus Deferral Plan
Millennium Savings and Investment Plan
Millennium Chemicals Inc. Sharesave Scheme 1997
Millennium Inorganic Chemicals Ltd (Asia/Pacific) Employee Share Acquisition Scheme
Fonds Commun de Placement d’Entreprise “Millennium”
Share Purchase Plan
Millennium Inorganic Chemicals Share Incentive Plan
Lyondell Petrochemical Company Restricted Stock Plan
Equistar Chemicals, LP Savings and Investment Plan
Equistar Chemicals, LP Savings and Investment Plan for Hourly Represented Employees
Lyondell Chemical Company Amended and Restated 1999 Incentive Plan
(Full title of plans)

Michelle S. Miller
Secretary
Lyondell Chemical Company
1221 McKinney Street, Suite 700
Houston, Texas 77010
(713) 652-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of Lyondell Chemical Company (the “Company” or “Lyondell”) filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration No. 333-105004 registering 100,000 common shares for the Lyondell Restricted Stock Plan for Non-Employee Directors;

2.	Registration No. 333-85656 registering 6,750,000 common shares for the Lyondell 401(k) and Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to such plan;

3.	Registration No. 333-100660 registering 4,000,000 common shares for the Lyondell 1999 Long-Term Incentive Plan (now known as the Lyondell Amended and Restated 1999 Incentive Plan);

4.	Registration No. 033-60785 registering 1,000,000 common shares for the Lyondell Petrochemical Company Restricted Stock Plan;

5.	Registration No. 333-36430 registering 10,000,000 common shares for the Lyondell 1999 Long-Term Incentive Plan and Stock Option Plan for Non-Employee Directors;

6.
Registration No. 333-120877 registering 2,520,447 common shares for the Millennium Chemicals Inc. Long Term Stock Incentive Plan, Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan, Millennium Chemicals Inc. Supplemental Savings and Investment Plan, Millennium Chemicals Inc. Salary and Bonus Deferral Plan, Millennium Savings and Investment Plan, Millennium Chemicals Inc. Sharesave Scheme 1997, Millennium Inorganic Chemicals Ltd (Asia/Pacific) Employee Share Acquisition Scheme, Fonds Commun de Placement d’Entreprise “Millennium” Share Purchase Plan and Millennium Inorganic Chemicals Share Incentive Plan and an indeterminate amount of interests to be offered or sold pursuant to the Millennium Savings and Investment Plan;

7.	Registration No. 333-130666 registering 6,000,000 common shares for the Lyondell 401(k) and Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to such plan;

8.
Registration No. 333-125087 registering 3,610,000 common shares for the Equistar Chemicals, LP Savings and Investment Plan and Equistar Chemicals, LP Savings and the Investment Plan for Hourly Represented Employees and an indeterminate amount of interests to be offered or sold pursuant to such plans; and

9.	Registration No. 333-123736 registering 12,000,000 common shares for the Lyondell Amended and Restated 1999 Incentive Plan.

On December 20, 2007, the Company and BIL Acquisition Holdings Limited (“Merger Sub”)  completed a merger (the “Merger”) of Merger Sub with the Company, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of July 16, 2007 (the “Merger Agreement”), among the Company, Basell AF (“Basell”) and Merger Sub, a wholly-owned subsidiary of Basell.  As a result of the Merger, the Company became a wholly owned subsidiary of Basell.  As provided in the Merger Agreement, each issued and outstanding share of the Company’s common stock was automatically converted into the right to receive $48.00 per share.  In connection with the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements.

Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 20, 2007.

LYONDELL CHEMICAL COMPANY

By: /s/ Dan F. Smith
Name:       Dan F. Smith
Title:         President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 to Form S-8 has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Dan F. Smith Name: Dan F. Smith	President and Chief Executive Officer (Principal Executive Officer)	December 20, 2007
/s/ Alan Bigman Name: Alan Bigman	Director	December 20, 2007
/s/ Edward J. Dineen Name: Edward J. Dineen	Director	December 20, 2007
/s/ Morris Gelb Name: Morris Gelb	Director	December 20, 2007
/s/ T. Kevin DeNicola Name: T. Kevin DeNicola	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2007
/s/ Charles L. Hall Name: Charles L. Hall	Vice President and Controller (Principal Accounting Officer)	December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Lyondell 401(k) and Savings Plan) certify that they have reasonable grounds to believe that they have met all of the requirements for filing on Form S-8 and have duly caused the Post-Effective Amendments No. 1 to Registration Nos. 333-85656 and 333-130666 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 20, 2007.

LYONDELL CHEMICAL COMPANY 401(k)
AND SAVINGS PLAN

By: /s/ Allen C. Holmes
Name:  Allen C. Holmes
Title:    Chairman of the Benefits
 Administrative Committee
 (On behalf of the Lyondell Chemical Company 401(k) and Savings Plan)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Millennium Savings and Investment Plan) certify that they have reasonable grounds to believe that they have met all of the requirements for filing on Form S-8 and have duly caused the Post-Effective Amendment No. 1 to Registration No. 333-120877 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 20, 2007.

MILLENNIUM SAVINGS AND INVESTMENT PLAN

By: /s/ Allen C. Holmes
Name:  Allen C. Holmes
Title:    Chairman of the Benefits
 Administrative Committee
 (On behalf of the Millennium Savings and Investment Plan)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Equistar Chemicals, LP Savings and Investment Plan and the Equistar Chemicals, LP Savings and Investment Plan for Hourly Represented Employees) certify that they have reasonable grounds to believe that they have met all of the requirements for filing on Form S-8 and have duly caused the Post-Effective Amendment No. 1 to Registration No. 333-125087 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 20, 2007.

EQUISTAR CHEMICALS, LP SAVINGS AND
INVESTMENT PLAN

By: /s/ Allen C. Holmes
Name:  Allen C. Holmes
Title:    Chairman of the Benefits
 Administrative Committee
 (On behalf of the Equistar Chemicals, LP Savings and Investment Plan)

EQUISTAR CHEMICALS, LP SAVINGS AND
INVESTMENT PLAN FOR HOURLY
REPRESENTED EMPLOYEES

By: /s/ Allen C. Holmes
Name:  Allen C. Holmes
Title:    Chairman of the Benefits
 Administrative Committee
 (On behalf of the Equistar Chemicals, LP Savings and Investment Plan for Represented Employees)